Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Orrstown Financial Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Depositary Shares	457(o)	(1)	(1)	(1)
	Unallocated (Universal Shelf)		457(o)	(1)	(1)	$150,000,000	.0001102	$16,530
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value	415(a)(6)	(1)	(1)	(1)			S-3	333-234321	November 5, 2019
	Equity	Preferred Stock, $1.25 par value per share	415(a)(6)	(1)	(1)	(1)			S-3	333-234321	November 5, 2019
	Debt	Debt Securities	415(a)(6)	(1)	(1)	(1)			S-3	333-234321	November 5, 2019
	Other	Warrants	415(a)(6)	(1)	(1)	(1)			S-3	333-234321	November 5, 2019
	Other	Units	415(a)(6)	(1)	(1)	(1)			S-3	333-234321	November 5, 2019
	Unallocated (Universal Shelf)		415(a)(6)			$150,000,000	.0001298	$19,470(2)	S-3	333-234321	November 5, 2019	$19,470 (2)
	Total Offering Amount					$150,000,000	.0001102	$16,530
	Total Fees Previously Paid							$19,470(2)
	Total Fee Offsets							$16,530(2)
	Net Fee Due							$0(2)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claim/Source	Orrstown Financial Services, Inc.	Form S-3	333-234321		October 25, 2019 (effective November 5, 2019)	$19,470	Equity, Debt and Other	Common Stock, Preferred Stock, Debt Securities, Warrants and Units	$150,000,000	$150,000,000	$19,470 (2)

(1)The amount being registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, depositary shares, debt securities, warrants and units. There is also being registered hereunder an indeterminate number and/or amount of securities registered hereunder as may be issued upon conversion, exchange, exercise, redemption or settlement, as the case may be, of any other securities registered hereunder that provide for such conversion, exchange, exercise, redemption or settlement. Any securities registered hereunder may be offered separately or in combination with the other securities registered hereunder.
(2)The registrant previously paid a registration fee of $19,470 in connection with the registration of an indeterminate number of common stock, preferred stock, debt securities, warrants and units with an aggregate offering price not to exceed $150,000,000 previously registered on a registration statement on Form S-3 (File No. 333-234321) filed with the SEC on October 25, 2019 and declared effective on November 5, 2019. No securities were sold under this prior registration statement which, pursuant to Rule 415(a)(6) of the Securities Act, will be deemed terminated as of the date of effectiveness of this registration statement. As such, pursuant to Rule 457(p), the registrant is offsetting $16,530 of the unused registration fee paid in connection with the prior registration statement against the entire $16,530 registration fee due for this registration statement.